Exhibit 99.1

CONTACT:

Robert J. Michel, CFO

Asta Funding, Inc.

(201) 567-5648

Asta Funding, Inc. Announces Earnings for First Quarter Fiscal 2013

• Net Income of $2.6 Million, or $0.20 Per Diluted Share

Strong Balance Sheet, No Impairments, Strong Liquidity Position Continues

• $106 Million in Cash & Securities

ENGLEWOOD CLIFFS, N.J., February 11, 2013 – Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), a receivable asset management and liquidation company, today announced earnings for the first quarter of the 2013 fiscal year, the three-month period ended December 31, 2012.

For the three months ended December 31, 2012, the Company reported net income of $2,588,000, or $0.20 per diluted share, as compared to net income of $2,977,000, or $0.20 per diluted share for the comparable period of fiscal year 2012. Total revenue was $10,552,000 for the quarter ended December 31, 2012, an increase as compared to $10,439,000 for the three month period ended December 31, 2011. For the three month period ended December 31, 2012, finance income from fully amortized portfolios (zero basis revenue) was $8,146,000 as compared to $8,583,000 for the same three month period of the prior year.

General and administrative expenses were $5,593,000 for the three month period ended December 31, 2012, as compared to general and administrative expenses of $4,766,000 for the same period in the prior year. General and administrative expenses increased primarily due to the inclusion of Pegasus Funding, LLC in this year’s results.

There were no impairments in the three month periods ended December 31, 2012 or 2011.

Net cash collections of consumer receivables acquired for liquidation for the quarter ended December 31, 2012 totaled $13,609,000, including $10,000 from collections represented by account sales. This compares to the prior year’s total net cash collections of $16,970,000, including $31,000 from collections represented by account sales. Net cash collections on the Great Seneca portfolio were $2,653,000 in the first quarter of fiscal year 2013 as compared to $2,720,000 in the first quarter of fiscal year 2012. The carrying value of the Great Seneca portfolio at December 31, 2012 was $62.8 million, as compared to $75.6 million at December 31, 2011. The Company invested approximately $7.6 million in personal injury cases during the first quarter of fiscal year 2013 as compared to $4.4 million in the first quarter of fiscal year 2012.

The Company has $106 million in cash and securities and no senior or subordinated debt as of December 31, 2012. The balance of the non-recourse debt to the Bank of Montreal was $58.8 million at December 31, 2012 as compared to $69.2 million at December 31, 2011.

Gary Stern, Chairman, President and CEO of the Company commented, “We are pleased by the results of first quarter of fiscal year 2013 with continued strong liquidity and a solid balance sheet. Total revenues increased in the first quarter of fiscal year 2013 over the prior year with the revenue coming from the investments made by Pegasus Funding, LLC in personal injury claims. The performance in the core business continues as zero basis revenue was $8.1 million in the first quarter, down slightly from $8.6 million in the first quarter of fiscal year 2012. In addition, investment results and contributions from the personal injury unit, Pegasus Funding, LLC also contributed to the improvement in total revenues in the first quarter of fiscal year 2013, as we reported $1.2 million in personal injury fee income.” Mr. Stern continued, “At December 31, 2012 our cash and cash equivalents and investments totaled $106 million. During the first quarter of fiscal year 2013 we invested over $7 million in personal injury claims and repurchased approximately $1.4 million of Asta Funding, Inc. shares. As of today, total cash and securities are almost $107 million. Our strong balance sheet puts us in an excellent position for funding our investment opportunities without the immediate need for external financing. We are not abandoning our core business as we continue to review all of our investment options in the distressed receivables market. However, in this challenging pricing and collection environment, we are continuing to explore other financing markets that we can effectively service, and maximize returns to our shareholders.”

A conference call to discuss the results of the first quarter of fiscal year 2013 will be held on Monday, February 11, 2013 at 4:00PM, EST.

Conference Call Details

Toll-free dial-in number (U.S. and Canada):

(800) 668-4132

International dial-in number:

(224) 357-2196

Conference ID

98532822

Phone Replay:

Toll-Free #: (800) 585-8367

Toll #: (404) 537-3406

Conference ID # 98532822

Recording will be available from: 02/11/2013 7:00 PM EST to 02/19/2013 11:59 PM EST

About Asta Funding

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

Important Information about Forward-Looking Statements:

All statements in this new release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objective of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended September 30,2012 and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.

ASTA FUNDING, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	December 31, 2012	December 31, 2011
Revenues
Finance income, net	$8,490,000	$9,790,000
Other income	2,062,000	649,000

	10,552,000	10,439,000

Expenses
General and administrative	5,593,000	4,766,000
Interest expense	569,000	674,000

	6,162,000	5,440,000

Income before income taxes	4,390,000	4,999,000
Income tax expense	1,757,000	2,022,000

Net income	2,633,000	2,977,000
Less: income attributable to non-controlling interest	45,000	—

Net income attributable to Asta Funding, Inc.	$2,588,000	$2,977,000

Net income per share attributable to Asta Funding, Inc.:
Net income per share — Basic	$0.20	$0.20

Net income per share — Diluted	$0.20	$0.20

Weighted average number of shares outstanding:
Basic	12,941,242	14,639,456
Diluted	13,200,116	14,880,979

ASTA FUNDING, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	December 31,	September 30,
	2012	2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$18,317,000	$4,953,000
Investments:
Available-for-sale	58,815,000	58,712,000
Certificates of deposit	28,782,000	42,682,000
Restricted cash	727,000	1,088,000
Consumer receivables acquired for liquidation (at net realizable value)	81,768,000	86,887,000
Other investments	23,000,000	18,596,000
Due from third party collection agencies and attorneys	1,083,000	2,042,000
Prepaid and income taxes receivable	708,000	2,057,000
Furniture and equipment, net	1,345,000	821,000
Deferred income taxes	10,248,000	10,410,000
Other assets	5,391,000	4,916,000

Total assets	$230,184,000	$233,164,000

LIABILITIES
Non recourse debt	$58,843,000	$61,463,000
Other liabilities	2,474,000	2,920,000
Dividends payable	—	260,000

Total liabilities	61,317,000	64,643,000

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; authorized 5,000,000 shares; issued and outstanding — none	—	—
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding — 14,882,877 shares at December 31, 2012 and 14,778,956 at September 30, 2012	149,000	148,000
Additional paid-in capital	77,473,000	77,024,000
Retained earnings	108,861,000	107,303,000
Accumulated other comprehensive income	(80,000)	241,000
Treasury stock (at cost), 1,923,238 shares at December 31, 2012 and 1,772,038 shares at September 30, 2012.	(17,612,000)	(16,226,000)

Total stockholders’ equity	168,791,000	168,490,000
Non-controlling interest	76,000	31,000

Total equity	168,867,000	168,521,000

Total liabilities and stockholders’ equity	$230,184,000	$233,164,000